Exhibit 99.1

October 2, 2003

NetIQ Announces Preliminary First Quarter 2004 Revenue

SAN JOSE, Calif.—October 2, 2003—NetIQ Corp. (Nasdaq:NTIQ), a leading provider of Systems & Security Management and Web Analytics solutions, today announced estimated revenue for the first fiscal quarter 2004, ended September 30, 2003.

Revenue for the first quarter is expected to be in the range of $60.0 million to $63.0 million, compared with $77.1 million for the same period last year and $72.7 million for the fourth quarter of fiscal 2003. Previously disclosed revenue guidance was for revenue of $68.0 to $72.0 million in the first quarter. Included in revenue in the first quarter is the final payment of $5.0 million from the licensing agreement with Microsoft compared with $25.0 million in the same period last year. Sales and marketing, general and administrative, and research and development expenses for the quarter also are expected to be lower than previously forecast. The Company expects to record an impairment charge against goodwill and other intangible assets, the amount of which is subject to completion of analysis. These statements regarding revenue, an impairment charge and operating expenses are estimates and are based on preliminary information and management assumptions.

“We are disappointed with our first quarter revenue result and will thoroughly analyze the underlying causes at the senior management and board level. Despite our execution issues and the challenging economy, we remain confident that our product strategy is correct and that our sales organization is structured properly. We will remain intensely focused on managing our expenses and on improving our execution. We will discuss our quarterly results in more detail during our conference call on October 28th,” said Chuck Boesenberg, CEO & Chairman of NetIQ.

NetIQ Announcement of Quarterly Results; Analyst/Investor Conference Call:

NetIQ will announce actual results for the first fiscal quarter on October 28th, and will conduct a conference call at 1:30 p.m. pacific time that day to discuss the results in more detail.

Call-in numbers are 1-877-440-8703 and +1-706-645-0115 (outside the U.S.). A replay will be available through November 29, 2003 at 1-800-642-1687 and 1-706-645-9291 (outside the U.S.). The passcode for the live call and replay is “3142746”. An audio webcast of the call and other information can be accessed from the company’s website, http://www.netiq.com/about_netiq/investor_relations/investorconferencecall.asp.

About NetIQ

Founded in 1995, NetIQ Corporation (Nasdaq:NTIQ) is a leading provider of Systems & Security Management and Web Analytics solutions. Historically focused on the Windows management market, NetIQ delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold across all continents directly and through a network of authorized NetIQ partners and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Raleigh, N.C.; Bellevue, Wash.; Portland, Ore; and Auckland, New Zealand. For more information, please visit the company’s web site at www.netiq.com or call 1-888-323-6768.

Safe Harbor Statement

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include the current uncertain business climate; risks inherent in technology businesses, including the timing and successful development of new products; risks related to the integration of newly acquired companies and achievement of anticipated revenue and cost synergies; our ability to retain and hire personnel; changing relationships with customers, suppliers and strategic partners; unanticipated costs associated with integration and operating activities; pricing and customer acceptance of new product offerings and competition in our various product lines. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

NetIQ, is a trademark or registered trademark of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Liza Goldberg, Corporate Communications 1-408-856-3073, liza.goldberg@netiq.com

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